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                                                                    EXHIBIT 21.1

                          Subsidiaries of the Company

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
Natural MicroSystems Asia Ltd.               Inno Media Logic (I.M.L.) Company
1815-16 Concordia Plaza                      4200 rue La Periere
1 Science Museum Road                        Saint-Hubert, Quebec
Tsim Sha Tsui East                           Canada J3Y 9G3
Kowloon, Hong Kong

Natural MicroSystems Europe S.A.             Natural MicroSystems Telecom Europe S.A.
Immeuble Pericles                            Immeuble Pericles
144, Avenue Roger Salengro                   144, Avenue Roger Salengro
92370 Chaville, France                       92370 Chaville, France

Natural MicroSystems International, Inc.     Natural MicroSystems Europe, Inc.
100 Crossing Boulevard                       100 Crossing Boulevard
Framingham, MA 01702                         Framingham, MA 01702

Natural MicroSystems Securities Corporation  QWES.com, Inc.
100 Crossing Boulevard                       15222 Del Amo Avenue Suite 100
Framingham, MA 01702                         Tustin, CA 92780
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